                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]    Definitive proxy statement.
[X]    Definitive additional materials.
[ ]    Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)      Title of each class of securities to which transaction applies:
       (2)      Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)      Proposed maximum aggregate value of transaction:
       (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
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                                                             Date: July 26, 2001

The proposed merger of First Union and Wachovia will be submitted to First Union's and Wachovia's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789).

The information presented below may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation: (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

PROMOTIONAL MATERIAL REGARDING THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION

AD RUN IN EAST COAST NEWSPAPERS REGARDING THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION

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PROMOTIONAL MATERIAL REGARDING THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION

A lot of our customers have told us that they like the way we do business and they don't want the important things to change. Well, neither do we.

WE ARE HERE.

To talk openly with you about this merger and what it means. To assure you we will take the time to make this merger easy for you.

To combine the strengths and shared values of First Union and Wachovia into the new Wachovia.

To ensure that our team always puts you the customer first.

To help build the new Wachovia with our focus on developing and continuing long-term, personal relationships.

To let you know that the new Wachovia will be as deeply committed as ever to outstanding, personal service.

And, to preserve what Wachovia has always stood for ...Personal
Service...Relationships....Integrity...Thoughtfulness.

THE STRENGTH AND SPIRIT OF WACHOVIA AND FIRST UNION. THE THINGS THAT REALLY MATTER WON'T CHANGE.

                                                           LET'S GET STARTED.(R)

                                                              [LOGO OF WACHOVIA]

Stockholders are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC because they contain important information. You may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov); Copies of these documents can also be obtained, without charge, by directing a request to First Union Corporation, Investor Relations, One First Union Center, 301 South College Street, Charlotte, NC 28288-0206, 704-374-6782, or to Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem, NC 27150, 888-492-6397. Additional copies of the joint proxy statement/prospectus may also be obtained by contacting First Union's proxy solicitor, Morrow & Co., Inc., toll free at 1/877/366/1578, or Wachovia's proxy solicitors, MacKenzie Partners, Inc., toll free at 1-800-322-2885, or Georgeson Shareholder, toll free at 1-800-223-2064. The information presented above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the joint proxy statement/prospectus and in First Union's and Wachovia's public reports filed with the SEC.

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
AD RUN IN EAST COAST NEWSPAPERS REGARDING THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION

                         To All Wachovia Shareholders:

                          The Finish Line is in Sight

 On July 20, the North Carolina Business Court dealt a severe blow to SunTrust's unsolicited attempt to take over Wachovia. In a landmark decision, the court rejected SunTrust's desperate and last-gasp effort to block our negotiated merger of equals with First Union. And just this week, the nation's leading stockholder advisor organization, Institutional Shareholder Services (ISS), recommended that Wachovia shareholders vote FOR the merger with First Union.

The way is now clear for you to express your views by voting on the merger.

Since SunTrust first announced its hostile proposal in mid-May, its so-called "premium" has largely disappeared. Now, with Wachovia's August 3 shareholder meeting just days away, the end is in sight. With your vote, and receipt of regulatory approvals, which we hope to receive shortly, you could be in a position to receive your new Wachovia shares in a matter of weeks.

 .    Just last week, Proxy Monitor recommended that Wachovia and First Union shareholders vote FOR the merger. Proxy Monitor is a leading shareholder advisory organization.

 .    Wachovia and First Union have already received Hart-Scott-Rodino anti-trust clearance from the U.S. Federal Trade Commission for our merger.

 .    We continue to make excellent progress with our merger integration planning. Among other things, we have already selected key business leaders, announced employee benefits packages and announced our Community Commitment program for $35,000,000,000 for the new Wachovia.

With an important endorsement from a leading proxy advisor, regulatory approvals which we hope to receive shortly and much of the integration process already under way, we need your vote FOR the merger. With your help, Wachovia and First Union can move swiftly to realize the many benefits of our merger.


                          DON'T LET SUNTRUST FOOL YOU

SunTrust offers you nothing more than uncertainty and blatant speculation. Contrary to what SunTrust wants you to believe, a vote against our merger, or even no vote at all, does not mean a transaction with SunTrust would ever happen.

                               WE ARE ALMOST THERE
                         HELP US CROSS THE FINISH LINE

Vote FOR the Wachovia/First Union merger on the WHITE proxy card TODAY

     [LOGO OF FIRST UNION]                             [LOGO OF WACHOVIA]


                               Important Reminder

Your vote is extremely important. We need your vote TODAY to create the new Wachovia. If you vote for the merger on SunTrust's blue card and our white card on the same day, it could nullify your vote. Please vote FOR the merger of Wachovia and First Union by signing, dating and returning the WHITE proxy card TODAY.
                     Please discard SunTrust's blue card.

If you have any questions regarding the merger, you may call our proxy solicitors at the following hotlines. Representatives will be able to assist you between 8 a.m. - 9 p.m. EDT. Please leave a message if you call after these hours.

                       MacKenzie Partners: 800-322-2885
                      Georgeson Shareholder: 800-223-2064

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between Wachovia and First Union and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789), or from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782). The information presented above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's public reports filed with the SEC.

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